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                                                                    Exhibit 99.1


                        AMERICAN RESOURCES OFFSHORE, INC.


PRESS RELEASE



FOR IMMEDIATE RELEASE
June 21, 2001

HOUSTON, TEXAS-AMERICAN RESOURCES OFFSHORE, INC. (OTC SYMBOL: GASS.OB)



AMERICAN RESOURCES OFFSHORE, INC. ANNOUNCES CASH DIVIDEND

American Resources Offshore, Inc. (the "Company") today announced that the Company's Board of Directors, on June 20, 2001, declared a special cash dividend of $0.02 per share on its common stock, par value $0.00001 per share. The dividend is payable on July 12, 2001, to stockholders of record on July 2, 2001.

There are currently 51,283,590 shares of common stock and 39,682 shares of preferred stock issued and outstanding.

AMERICAN RESOURCES OFFSHORE, INC. is engaged in the exploration and acquisition of oil and gas properties. Questions should be directed to Haavard Strommen, Manager of Finance, at the Company's offices in Houston, Texas, 713-227-7660, extension 163.


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